Delaware

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF MERGER, WHICH MERGES:

"MEDIA USA.COM, INC.", A NEVADA CORPORATION,

WITH AND INTO "JAVA DETOUR, INC." UNDER THE NAME OF "JAVA DETOUR, INC.", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE THIRTIETH DAY OF NOVEMBER, A.D. 2006, AT 5:23 O'CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

Harriet Smith Windsor

Harriet Smith Windsor, Secretary of State

4254939 8100M

061095432

AUTHENTICATION: 5237757

DATE: 11-30-06

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:24 PM 11/30/2006
FILED 05:23 PM 11/30/2006
SRV 061095432 - 4254939 FILE

CERTIFICATE OF MERGER
of
MEDIA USA.COM, INC.,
a Nevada corporation,
into
JAVA DETOUR, INC.,
a Delaware corporation,
as of November 30, 2006

Pursuant to the provisions of Section 252 of the Delaware General Corporation Law ("DGCL"), Java Detour, Inc., a Delaware corporation (the "Company"), hereby submits the following Certificate of Merger for filing with the Secretary of State of the State of Delaware. The undersigned, the Chief Executive Officer of the Company, hereby certifies:

1. The name and state of incorporation of each of the constituent corporations of the merger herein certified is as follows:

NAME	STATE OF INCORPORATION
MEDIA USA.COM, INC.	Nevada
JAVA DETOUR, INC.	Delaware

2. An Agreement and Plan of Merger, dated as of November 30, 2006, by and between Media USA.com, Inc., a Nevada corporation, and the Company (the "Merger Agreement"), has been approved, adopted, certified, executed, and acknowledged by each of the constituent corporations in accordance with the provisions of Section 252 of the DGCL.

3. The Company will be the constituent corporation surviving the merger herein certified which will continue its existence as said surviving corporation upon the effective date of said merger pursuant to the provisions of the DGCL.

4. The Certificate of Incorporation of the Company shall be the Certificate of Incorporation of the surviving corporation.

5. The authorized stock of Media USA.com, Inc. is 500,000,000 shares of common stock, par value $0.001 per share.

6. The executed Merger Agreement is on file at an office of the Company at 2121 Second Street, Building C, Suite 105, Davis, California 95616.

7. A copy of the Merger Agreement will be furnished by the Company, on request and without cost, to any stockholder of Media USA.com, Inc. or to any stockholder of the Company.

8. The effective time of this Certificate of Merger shall be November 30, 2006.

[THE NEXT PAGE IS THE SIGNATURE PAGE]

IN WITNESS WHEREOF, this Certificate of Merger has been duly executed by the surviving corporation.

Dated: November 30, 2006

JAVA DETOUR, INC.

By: /s/ Michael Binninger

Name: Michael Binninger

Title: Chief Executive Officer